Exhibit 99.1

AMERICAN AIRLINES ANNOUNCES SUMMER SCHEDULE CHANGES TO MATCH REDUCED CUSTOMER DEMAND RELATED TO COVID-19
Carrier further reduces international capacity for summer and winter

FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) will make further capacity cuts this summer to address record low customer demand. The airline will:

•	Suspend more than 60% of international capacity for the peak summer travel season versus the same period last year.

•	Delay the launch of new routes, including service from Philadelphia (PHL) to Casablanca (CMN), Chicago (ORD) to Krakow (KRK) and Seattle (SEA) to Bangalore (BLR) to 2021.

•	Delay the launch of new winter seasonal service from Los Angeles (LAX) to Christchurch (CHC) and from Dallas-Fort Worth (DFW) to Auckland (AKL) to winter 2021.

•	Suspend 25 total summer seasonal flights until summer 2021.
Summer and winter capacity will be reduced
American will suspend more than 60% of its total international capacity this summer compared to the same peak period in 2019, which includes an 80% reduction in Pacific capacity, 65% reduction in Atlantic capacity and 48% reduction in Latin America capacity. These changes are due to significantly decreased customer demand as well as government travel restrictions –– both related to the coronavirus (COVID-19) pandemic. The reduced summer schedule, as well as the previously announced domestic schedule reductions for May, will be reflected on aa.com starting Sunday, April 5.

The airline previously announced that new service to AKL from Dallas-Fort Worth (DFW), CHC from Los Angeles (LAX) and BLR from SEA would all begin in October 2020, but American will now begin operating those routes in winter 2021. The resumption of existing service to AKL from LAX –– which was originally slated to resume in early October 2020 –– will now resume at the end of October 2020.

American will further extend the start date of new routes. Service to London (LHR) from Boston (BOS) will now launch in October 2020 and service to Tel Aviv (TLV) from DFW will begin in September 2021. Service to CMN from PHL and KRK from ORD will not launch this year, as well as 23 existing summer seasonal routes.

A full list of changes to the international summer schedule is below. There are no further changes at this time.

Updated Asia Pacific schedules:

Origin	Destination	Schedule change
DFW	Auckland (AKL)	Inaugural flight moves to winter 2021
DFW	Hong Kong (HKG)	Service resumes July 7
DFW	Tokyo-Haneda (HND)	Inaugural flight moves to July 7
DFW	Seoul (ICN)	Service resumes July 7
DFW	Beijing (PEK)	Service resumes Oct. 25
DFW	Shanghai (PVG)	Service resumes Oct. 25
LAX	AKL	Seasonal service resumes Oct. 25
LAX	Christchurch (CHC)	Inaugural flight moves to winter 2021
LAX	HKG	Service resumes Oct. 25
LAX	HND	Service resumes July 7; twice-daily service resumes Oct. 25
LAX	PEK	Service resumes Oct. 25
LAX	PVG	Service resumes Oct. 25
LAX	Sydney (SYD)	Service resumes Oct. 23

Updated Europe and Africa schedules
The following routes will begin operating later this year

Origin	Destination	Schedule change
BOS	London (LHR)	Inaugural flight moves to October 25
CLT	LHR	Service resumes July 7; twice-daily service resumes October 2020
CLT	Frankfurt (FRA)	Service resumes Oct. 25
CLT	Munich (MUC)	Service resumes July 7
DFW	Amsterdam (AMS)	Service resumes June 4
DFW	Dublin (DUB)	Service resumes July 7
DFW	Frankfurt (FRA)	Service resumes June 4
JFK	Barcelona (BCN)	Service resumes Oct. 25
JFK	Paris (CDG)	Service resumes July 7
JFK	LHR	Service resumes June 4
JFK	Madrid (MAD)	Service resumes July 7
JFK	Milan (MXP)	Service resumes Oct. 25
LAX	LHR	Service resumes June 4
MIA	BCN	Service resumes Oct. 25
MIA	CDG	Service resumes Oct. 25
MIA	MAD	Service resumes July 7
MIA	Milan (MXP)	Service resumes Oct. 25
ORD	Athens (ATH)	Service resumes June 4
ORD	BCN	Service resumes July 7
ORD	DUB	Service resumes June 4
ORD	LHR	Service resumes June 4
PHL	AMS	Service resumes Oct. 7
PHL	BCN	Service resumes Oct. 25
PHL	CDG	Service resumes Oct. 25
PHL	DUB	Service resumes Oct. 7
PHL	Rome (FCO)	Service resumes Oct. 25
PHL	LHR	Service resumes June 4
PHL	MAD	Service resumes July 7
PHL	Manchester (MAN)	Service resumes Oct. 25
PHL	Zurich (ZRH)	Service resumes July 7
PHX	LHR	Service resumes Oct. 7
RDU	LHR	Service resumes June 4

The following routes will not operate this summer season

Origin	Destination
CLT	BCN
CLT	CDG
CLT	DUB
CLT	FCO
CLT	MAD
DFW	FCO
DFW	MUC

JFK	FCO
ORD	Budapest (BUD)
ORD	CDG
ORD	FCO
ORD	Krakow (KRK)
ORD	Prague (PRG)
ORD	Venice (VCE)
PHL	ATH
PHL	BUD
PHL	Casablanca (CMN)
PHL	Dubrovnik (DBV)
PHL	Edinburgh (EDI)
PHL	Reykjavík (KEF)
PHL	Lisbon (LIS)
PHL	PRG
PHL	Shannon (SNN)
PHL	Berlin (TXL)
PHL	VCE

Updated Latin America schedules:

Origin	Destination	Schedule change
DFW	Buenos Aires (EZE)	Service resumes Oct. 25
DFW	São Paulo (GRU)	Service resumes July 7
DFW	Lima (LIM)	Service resumes July 7
DFW	Santiago (SCL)	Service resumes Oct. 25
JFK	EZE	Service resumes June 4
JFK	Rio de Janeiro (GIG)	Service resumes Dec. 17
JFK	GRU	Service resumes June 4
LAX	EZE	Service resumes Oct. 25
LAX	GRU	Service resumes Oct. 25
MIA	Brasilia (BSB)	Service resumes Oct. 25
MIA	EZE	Service resumes May 7; twice-daily service resumes Oct. 25
MIA	GIG	Service resumes June 4
MIA	GRU	Service resumes May 7; twice-daily service resumes Oct. 25
MIA	SCL	Service resumes May 7

About American Airlines Group
American Airlines offers customers 6,800 daily flights to more than 365 destinations in 61 countries from its hubs in Charlotte, Chicago, Dallas-Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. With a shared purpose of caring for people on life's journey, American's 130,000 global team members serve more than 200 million customers annually. Since 2013, American has invested more than $28 billion in its product and people and now flies the youngest fleet among U.S. network carriers, equipped with industry-leading high-speed Wi-Fi, lie-flat seats, and more inflight entertainment and access to power. American also has enhanced food and beverage options in the air and on the ground in its world-class Admirals Club and Flagship lounges. American was recently named a Five Star Global Airline by the Airline Passenger Experience Association and Airline of the Year by Air Transport World. American is a founding member of oneworld®, whose members serve 1,100 destinations in 180 countries and territories. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company's stock is included in the S&P 500. Learn more about what's happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

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